                                                                    EXHIBIT 10.5


                              OFFICER'S CERTIFICATE


         I, the undersigned, do hereby certify and represent that:

         1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.5 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 7th day of March, 2000.



                                    By:  /s/  Hannes T. Smarason
                                         --------------------------

                                    Name:   Hannes T. Smarason
                                    Title:  Senior Vice President and Chief
                                            Business Officer

AGREEMENT ON THE COLLABORATION OF FRIDRIK SKULASON (FS) AND ISLENSK ERFDAGREINING (IE) ON THE CREATION OF A DATABASE OF ICELANDIC GENEALOGY

1. A new multi-user program will be created to work with the database. IE will supply all programming work and pay all the cost of such work. IE and FS will both have full rights to the source code and authorisation to make use of it at their discretion.

2. IE will pay all wage costs relating to entering data in the database. FS and IE will both have full rights to utilise the database for their own purposes.

3.   IE will supply and pay for all equipment and work facilities.

4. FS will permit access to his library and computer data and provide brief consultation at the beginning of the work to the programmers/system designers.

5. FS has full rights to the issue of a CD-ROM with a single-user version of the search program. IE will not issue a CD-ROM with this data. Profits from the issue of the CD-ROM will be divided equally among the parties.

6. The database on the CD-ROM will be protected so that it cannot be used by competitors. The parties will agree on a protection method.

7. IE has full rights to provide scientists and enterprises engaged in genetic research with services regarding the database. IE shall not provide services regarding the database to parties who might be engaged in competition with FS in the publication of genealogical data.

8. FS has full rights to sell services regarding the database to individuals and genealogical societies. FS shall not provide services regarding the database to parties engaged in competition with IE regarding research.

9. FS and IE will collaborate on the employment of staff for entering data. Both parties must be satisfied with whoever is employed.

10. A separate agreement will be made regarding when the entry of data has proceeded far enough to foresee an end to the project. This second agreement shall provide for the continued entry of data in the database.

11. In the event that IE ceases to operate, the database will be entirely the property of FS. This does not apply, however, if IE merges with another company of if its activities are transferred to another company. If either party enters into bankruptcy, the other party shall retain all rights regarding the database unless otherwise provided for by law.


REYKJAVIK, 15 APRIL 1997


For Fridrik Skulason                        For Islensk Erfdagreining

Fridrik Skulason [sign.]                    Kari Stefansson [sign.]

Bjorg Olafsdottir [sign.]                   Gudmundur Sverrisson [sign.]